APPALOOSA PARTNERS INC.

By: /s/ David A. Tepper                        8/22/03
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        David A. Tepper                        Date

APPALOOSA MANAGEMENT L.P.
By : Appaloosa Partners Inc., its general partner

By: /s/ David A. Tepper                        8/22/03
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        David A. Tepper, President             Date

APPALOOSA INVESTMENT LIMITED PARTNERSHIP I
By:  Appaloosa Management L.P., its general partner
By:  Appaloosa Partners Inc., its general partner

By: /s/ David A. Tepper                        8/22/03
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        David A. Tepper, President             Date

PALOMINO FUND LTD.
By:  Appaloosa Management L.P., its investment adviser
By:  Appaloosa Partners Inc., its general partner

By: /s/ David A. Tepper                        8/22/03
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        David A. Tepper, President             Date

   /s/ David A. Tepper                         8/22/03
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      David A. Tepper